Exhibit 99.2

For Immediate Release

CONTACT:

Investors/Media:	Investors:
Blaine Davis	Jonathan Neely
(484) 216-7158	(484) 216-6645

ENDO HEALTH SOLUTIONS ANNOUNCES ACTIONS TO STREAMLINE OPERATIONS AND EXPAND PLATFORM FOR SUSTAINABLE CASH FLOW AND EARNINGS GROWTH

•	Restructuring Expected To Reduce Annual Operating Expenses By $325 Million

•	Exploring Strategic Alternatives For HealthTronics Business and Branded Pharmaceutical Discovery Platform

•	Will Focus On Organic Growth, More Efficient R&D Spend, Disciplined Capital Allocation

•	Company Updates 2013 Guidance: Expects Revenues Of $2.65 Billion To $2.80 Billion; Adjusted Diluted EPS Of $4.10 To $4.40; GAAP EPS Of $1.49 To $1.79

MALVERN, PA — June 5, 2013 — Endo Health Solutions (Nasdaq: ENDP) today outlined the strategic, operational and organizational steps it is taking to refocus the Company and drive shareholder value. These actions are the result of a comprehensive assessment of Endo’s strengths and challenges, its cost structure and execution capabilities, and its most promising opportunities to drive future cash flow and earnings growth. Specifically, the Company announced plans to:

•	Reduce annual operating expenses by $325 million

•	Explore strategic alternatives for its HealthTronics business and branded pharmaceutical discovery platform

•	Improve R&D efficiency and effectiveness, with a focus on development capabilities and near-term revenue generating assets

•	Enhance organic growth drivers across business lines through more effective execution

•	Pursue accretive acquisitions within a disciplined capital allocation framework

•	Attract, retain and develop talent across the organization within the context of a lean operating model

Rajiv De Silva, Chief Executive Officer of Endo, said, “The changes we are announcing today are designed to bring sharper focus to Endo’s strategic growth priorities while right-sizing the organization. We believe these actions will leave Endo with the right cost structure, leadership and execution capabilities to drive sustainable cash flow and earnings growth over time. Since joining Endo in March of this year, I have worked closely with the Board and leadership team and solicited input from a wide array of constituents from strategic partners to shareholders to gain a better understanding of Endo’s unique portfolio. I am convinced that through more focused execution and discipline Endo can and will deliver on our commitments to customers, employees, and shareholders, while continuing to innovate products that make a difference in the lives of our patients. While our work is just beginning, we believe the foundation we are putting in place will provide the framework for more consistent, profitable growth within an evolving healthcare landscape.”

Cost Reductions

The Company has identified annual cost savings totaling approximately $325 million, which includes reducing headcount by approximately 15% worldwide, streamlining general and administrative expenses, optimizing commercial spend and refocusing R&D onto lower-risk projects and higher-return investments in generics. Approximately $150 million of these savings are expected to be realized in calendar year 2013, with the full $325 million run-rate achieved by mid-2014, when compared with full year 2012. In 2013, Endo expects to record certain cash implementation charges of approximately $60 million associated with these savings, primarily resulting from severance payments.

Portfolio Optimization

In keeping with its more disciplined capital allocation framework, the Company is evaluating strategic alternatives for its HealthTronics business, which provides urological services, products and support systems to various healthcare providers in the U.S. Endo also announced plans to explore alternatives for its branded pharmaceutical early stage discovery platform, which is made up of several drug discovery candidates in multiple therapeutic areas. The Company will continue to evaluate the performance of its remaining businesses so that their respective cash flows and returns are consistent with Endo’s investment criteria.

Growth Investments

Endo is committed to improving execution at its core businesses, optimizing cash flow, and leveraging its strong market position and a streamlined cost structure to generate organic growth at attractive margins. Specific areas of focus include:

•

Qualitest: Capitalizing on encouraging demand trends for its differentiated portfolio of controlled substances and liquids, and more effective R&D investment by targeting low-risk, high-return opportunities in generics.

•	Branded Pharmaceuticals: Enhancing performance of organic growth drivers, increasing profitability from the Company’s mature brands while investing in key late-stage pipeline opportunities.

•	American Medical Systems: Utilizing its leading position in urology to enhance demand for its unique products and services in attractive growth markets.

In addition, Endo remains committed to R&D across each business unit with a particular focus on development capabilities and near-term revenue generating assets. The Company will also identify additional incremental growth opportunities through product licensing and development. At the same time, the Company will pursue accretive acquisitions that offer attractive cost synergies and enhance Endo’s strategic positioning.

Financial Guidance

In conjunction with today’s announcement and reflecting a recent FDA decision with regard to Opana ER®, Endo is revising its 2013 financial guidance as follows:

•	Total revenue to be between $2.65 billion and $2.80 billion

•	Reported (GAAP) diluted earnings per share to be between $1.49 and $1.79

•	Adjusted diluted earnings per share to be between $4.10 and $4.40

The Company’s 2013 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 64 percent and 66 percent

•	Adjusted effective tax rate of between 27.5 percent and 28.5 percent

•	Adjusted operating expenses to be reduced by approximately $150 million when compared with full year 2012

•	The company continues to expect a single generic competitor for Lidoderm® in September 2013

Endo’s guidance is based on estimated results for the twelve months ended Dec. 31, 2013 and management’s current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The Company’s guidance for reported (GAAP) earnings per share does not include any estimates for potential new corporate development transactions or future divestments.

Conference Call and Webcast

Endo will host a conference call and webcast at 5:30 ET today. Investors and other interested parties may call 877-280-4961 (domestic) or +1 857-244-7318 (international) and enter passcode 30553938. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from June 5, 2013 at 8:00 p.m. ET until 11:59 p.m. ET on June 19, 2013 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 47349640.

A simultaneous webcast of the call may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on June 19, 2013. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2013

	Year Ending
	December 31, 2013
Projected GAAP diluted income per common share	$1.49	To	$1.79
Upfront and milestone-related payments to partners	0.17		0.17
Amortization of commercial intangible assets and inventory step-up	1.65		1.65
Integration and restructuring and other cost reduction implementation charges	0.81		0.81
Charges for litigation and other legal matters	0.75		0.75
Actavis (Watson) litigation settlement	(0.38)		(0.38)
Interest expense adjustment for ASC 470-20 and other treasury related items	0.30		0.30
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	(0.69)		(0.69)
Diluted adjusted income per common share guidance	$4.10	To	$4.40

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results

•	Includes all completed business development transactions as of June 6, 2013

About Endo

Endo Health Solutions Inc. (Endo) is a US-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients. Through our operating companies: AMS, Endo Pharmaceuticals, HealthTronics and Qualitest, Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates value for patients, providers and payers alike. Learn more at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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